SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-9001

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Pioneer Natural Resources Company (the “Company”) was held on May 14, 2010 in Irving, Texas. At the meeting, three proposals were submitted for a vote of stockholders (as described in the Company’s Proxy Statement dated April 1, 2010). The following is a brief description of each proposal and results of the stockholders’ votes.

 Election of Directors. Prior to the meeting, the Board designated three nominees as Class I Directors, Andrew D. Lundquist, Charles E. Ramsey, Jr. and Frank A. Risch, with their terms to expire at the annual meeting in 2013 when their successors are elected and qualified. Messrs. Lundquist, Ramsey and Risch were, at the time of such nomination and at the time of the meeting, directors of the Company.

 Each nominee was elected as a director of the Company, with the results of the stockholder voting being as follows:

	For	Authority Withheld	Abstain	Broker Non-Votes

Andrew D. Lundquist	87,350,453	785,474	—	12,716,773
Charles E. Ramsey, Jr.	85,880,767	2,255,160	—	12,716,773
Frank A. Risch	87,376,305	759,622	—	12,716,773

In addition, the term of office for the following directors continued after the annual meeting: Scott D. Sheffield, Thomas D. Arthur, Edison C. Buchanan, Andrew F. Cates, R. Hartwell Gardner, Scott J. Reiman and Jim A. Watson.

Ratification of selection of independent auditors. The engagement of Ernst & Young LLP as the Company’s independent auditors for 2010 was submitted to the stockholders for ratification. Such engagement was ratified, with the results of the stockholder voting being as follows:

For	99,221,545
Against	1,580,776
Abstain	50,379
Broker non-votes	—

Stockholder Proposal. There was one non-binding stockholder proposal presented for a vote at the meeting. A stockholder proposed that the Company’s Board of Directors initiate a process to amend the Company’s corporate governance documents to require that director nominees be elected by the affirmative vote of the majority of votes cast at an annual meeting of stockholders, with a plurality vote standard retained for contested director elections. The results of the stockholder voting on this proposal were as follows:

For	70,509,592
Against	12,052,771
Abstain	1,020,217
Broker non-votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: May 18, 2010